UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 8, 2013

DEALERTRACK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

None.

Item 7.01            Regulation FD Disclosure.

On February 8, 2013, Dealertrack Technologies announced an exclusive, long-term strategic partnership agreement with American Honda Finance Corporation (AHFC). As part of this agreement, Dealertrack and AHFC will design and develop the solution with a strategic focus on streamlining the vehicle sales financing process while improving the overall customer buying experience. In addition to processing credit application data between AHFC and Honda and Acura dealers, the solution will incorporate innovative new technologies and an integrated sales, F&I and contracting workflow solution for the more than 1,200 Honda and Acura dealers in the United States.

The new workflow solution is expected to rollout in multiple phases over the next two years with the first phase to launch late in 2013. As part of the agreement, Dealertrack has agreed to reimburse AHFC for up to $11.0 million of qualified expenses, on an as incurred basis, in connection with development, implementation, and integration of the solution over the first three years of the agreement. These payments will be recorded as deferred costs and will be recognized as a reduction of revenue (contra-revenue) over the term of the agreement.

Upon the completion of the first phase, AHFC will pay a transaction fee for each funded contract processed through the solution. AHFC will also pay Dealertrack an annual maintenance fee to maintain and support the solution.

Dealertrack anticipates that the agreement will not contribute significant revenue in 2013 as completion of the first phase is not anticipated until late 2013. Once the final phase is completed, estimated revenue from AHFC is expected to be between $7.0 million and $10.0 million per year (pre contra-revenue impact). This annual revenue range does not include potential revenue synergies associated with cross selling additional subscription products directly to Honda and Acura dealers.

Dealertrack is updating its prior outlook for expected 2013 revenue and adjusted EBITDA margin. As stated above, Dealertrack does not expect the AHFC agreement to contribute any significant revenue in 2013. It expects 2013 revenue to be between $448 and $456 million. Dealertrack now expects its adjusted EBITDA margin to remain relatively flat in 2013 from 2012 at approximately 25%. Dealertrack will provide complete full year 2013 guidance during its scheduled earnings call on February 25th, 2013.

While the amount of absolute adjusted EBITDA dollars is expected to increase commensurate with the anticipated increase in 2013 revenue, the flat 2013 EBITDA margin percentage guidance is related to increased operating expenses associated with the execution of the commitments outlined in the AHFC agreement. Included in these costs is the accelerated development of the DT 2.0 platform, as several core features will be utilized by with the AHFC solution.

Additionally, Dealertrack will be updating the investor presentation on its web site by providing a revised slide attached as Exhibit 99.1 to this report (the “Investor Presentation”). The Investor Presentation is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The registrant undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Dealertrack Technologies, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding Dealertrack, the AHFC Agreement and all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different than from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Dealertrack Technologies, Inc. Investor Presentation Slide

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2013

DealerTrack Technologies, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dealertrack Technologies, Inc. Investor Presentation Slide